Exhibit 21.1

SUBSIDIARIES OF SEADRILL LIMITED

The table below lists the Company’s subsidiaries as of December 31, 2022:

Name of company	Country of Incorporation
Asia Offshore Drilling Limited	Bermuda
Eastern Drilling AS	Norway
North Atlantic Alpha Ltd.	Bermuda
North Atlantic Elara Ltd.	Bermuda
North Atlantic Epsilon Ltd.	Bermuda
North Atlantic Linus Charterer Ltd.	Bermuda
North Atlantic Management LLC	Russian Federation
North Atlantic Navigator Ltd.	Bermuda
North Atlantic Phoenix Ltd.	Bermuda
North Atlantic Venture Ltd.	Bermuda
Odfjell Drilling Services Company, Limited	Saudi Arabia
Scorpion Courageous Ltd.	Bermuda
Scorpion Deepwater B.V.	Netherlands
Scorpion Deepwater Ltd.	Bermuda
Scorpion Drilling Ltd.	Bermuda
Scorpion Freedom Ltd.	Bermuda
Scorpion International Ltd.	Bermuda
Scorpion Nederlandse B.V.	Netherlands
Scorpion Offshore, Inc.	United States
Scorpion Resolute Ltd.	Bermuda
Scorpion Rigs Ltd.	Bermuda
Scorpion Serviços Offshore Ltda.	Brazil
Scorpion USA Expats, Inc.	United States
Scorpion Vigilant Ltd.	Bermuda
SDS Drilling Ltd.	Bermuda
Seabras Holdings GmbH	Austria
Seabras Rig Holding GmbH	Austria
Sea Dragon de Mexico, S. de R.L. de C.V.	Mexico
Seadrill Abu Dhabi Operations Limited	Bermuda
Seadrill AMA Operations Ltd.	Bermuda
Seadrill Americas, Inc.	United States
Seadrill Angola Ltda.	Angola
Seadrill Aquila Ltd.	Bermuda
Seadrill Australia Pte. Ltd.	Singapore
Seadrill Brunei Ltd.	Bermuda
Seadrill Carina Ltd.	Bermuda
Seadrill Castor Ltd.	Bermuda

Seadrill Castor Pte. Ltd.	Singapore
Seadrill Common Holdings Ltd.	Bermuda
Seadrill Deepwater Charterer Ltd.	Bermuda
Seadrill Deepwater Contracting Ltd.	Bermuda
Seadrill Deepwater Crewing Ltd.	Bermuda
Seadrill Deepwater Holdings Ltd.	Bermuda
Seadrill Deepwater Units Pte. Ltd.	Singapore
Seadrill Dione Ltd.	Bermuda
Seadrill Eclipse Ltd.	Bermuda
Seadrill Eminence Ltd.	Bermuda
Seadrill Equatorial Guinea Ltd.	Bermuda
Seadrill Europe Management AS	Norway
Seadrill Far East Limited	Hong Kong
Seadrill Finance Limited	Bermuda
Seadrill Freedom Ltd	Bermuda
Seadrill Gemini Ltd.	Bermuda
Seadrill Global Services Ltd.	Bermuda
Seadrill Gulf Operations Neptune LLC	United States
Seadrill Holdings Singapore Pte. Ltd.	Singapore
Seadrill Hyperion Ltd.	Bermuda
Seadrill Insurance Ltd.	Bermuda
Seadrill International Resourcing DMCC	United Arab Emirates
Seadrill Investment Holding Company Limited	Bermuda
Seadrill Jack Up Holding Ltd.	Bermuda
Seadrill Jack Up I B.V.	Netherlands
Seadrill Jack Up II B.V.	Netherlands
Seadrill Jack-Ups Contracting Ltd.	Bermuda
Seadrill Jack-Ups Nigeria Limited	Nigeria
Seadrill Jupiter Ltd.	Bermuda
Seadrill JV Ghana Limited	Ghana
Seadrill Labuan Ltd	Malaysia
Seadrill Management (S) Pte. Ltd.	Singapore
Seadrill Management AME Ltd.	Bermuda
Seadrill Management Ltd.	United Kingdom
Seadrill Merger Sub, LLC	Marshall Islands
Seadrill Mimas Ltd.	Bermuda
Seadrill Mira Hungary Kft.	Hungary
Seadrill Mira Ltd.	Bermuda
Seadrill Neptune Hungary Kft.	Hungary
Seadrill Newfoundland Operations Ltd.	Canada
Seadrill Nigeria Deepwater Contracting Limited	Nigeria

Seadrill Nigeria Operations Limited	Nigeria
Seadrill North Atlantic Holdings Limited	Bermuda
Seadrill North Sea Crewing Ltd.	Bermuda
Seadrill Northern Operations Ltd.	Bermuda
Seadrill Norway Crew AS	Norway
Seadrill Norway Operations Ltd.	Bermuda
Seadrill Offshore AS	Norway
Seadrill Offshore Malaysia Sdn. Bhd.	Malaysia
Seadrill Offshore Nigeria Limited	Nigeria
Seadrill Offshore Singapore Pte. Ltd.	Singapore
Seadrill Operations de Mexico S. de R.L. de C.V.	Mexico
Seadrill Orion Ltd.	Bermuda
Seadrill Pegasus (S) Pte. Ltd.	Singapore
Seadrill Prospero Ltd.	Bermuda
Seadrill Proteus Ltd.	Bermuda
Seadrill Rhea Ltd.	Bermuda
Seadrill Rig Holding Company Limited	Bermuda
Seadrill Saturn Ltd.	Bermuda
Seadrill Saudi I B.V.	Netherlands
Seadrill Saudi II B.V.	Netherlands
Seadrill Saudi Limited Company	Saudi Arabia
Seadrill Serviços de Petróleo Ltda.	Brazil
Seadrill Sevan Holdings Limited	Bermuda
Seadrill Telesto Ltd.	Bermuda
Seadrill Tellus Ltd.	Bermuda
Seadrill Tethys Ltd.	Bermuda
Seadrill Titan Ltd.	Bermuda
Seadrill Titania S.à.r.I.	Luxembourg
Seadrill Treasury UK Limited	United Kingdom
Seadrill Triton Ltd.	Bermuda
Seadrill Tucana Ltd.	Bermuda
Seadrill UK Ltd.	United Kingdom
Seadrill UK Operations Ltd	United Kingdom
Seadrill UK Support Services Ltd	United Kingdom
Seadrill Umbriel Ltd.	Bermuda
Sevan Brasil Ltd.	Bermuda
Sevan Developer Ltd.	Bermuda
Sevan Driller Ltd.	Bermuda
Sevan Drilling Limited	United Kingdom
Sevan Drilling North America LLC	United States
Sevan Drilling Pte. Ltd.	Singapore

Sevan Drilling Rig II AS	Norway
Sevan Drilling Rig II Pte. Ltd.	Singapore
Sevan Drilling Rig IX Pte. Ltd.	Singapore
Sevan Drilling Rig V Pte. Ltd.	Singapore
Sevan Drilling Rig VI AS	Norway
Sevan Drilling Rig VI Pte. Ltd.	Singapore
Sevan Investimentos do Brasil Ltda.	Brazil
Sevan Louisiana Hungary Kft.	Hungary
Sevan Marine Serviços de Perfuração Ltda.	Brazil
SOAS Serviços de Petróleo Ltda.	Brazil

Pursuant to Item 601(b)(21) of Regulation S-K, the Company may omit the names of subsidiaries, which considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as defined under Rule 1-02(w) of Regulation S-X) as of December 31, 2022.